UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 18, 2011

InfoLogix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33521	20-1983837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 E. County Line Road, Hatboro, Pennsylvania		19040
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 604-0691

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

2.01	Completion of Acquisition or Disposition of Assets.
3.03	Material Modifications to Rights of Security Holders.

The previously announced merger of Iconic Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and direct wholly owned subsidiary of Stanley Black & Decker, Inc. a Connecticut corporation (“Parent”), with and into InfoLogix, Inc., a Delaware corporation (the “Company”), with the Company surviving the merger as a wholly owned subsidiary of Parent (the “Merger”), was completed on January 18, 2011.

Pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 15, 2010, by and among Parent, Merger Sub and the Company, at the effective time of the Merger, each outstanding share of the Company’s common stock, $0.00001 par value per share (the “Common Stock”), was cancelled and converted automatically into the right to receive $4.75 in cash, without interest, except for shares (i) in respect of which appraisal rights have been properly exercised under Delaware law and (ii) owned by the Company or any of its wholly owned subsidiaries or by Parent or any of its wholly owned subsidiaries. Upon the effective time of the Merger, holders of the Common Stock immediately prior to the effective time of the Merger ceased to have any rights as stockholders of the Company, other than the right to receive the merger consideration.

The Merger Agreement filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2010 is incorporated by reference in this Section 2.01 and Section 3.03.

5.01	Changes in Control of Registrant.

As a result of the Merger, the Company became a wholly owned subsidiary of Parent resulting in a change of control of the Company. Parent funded the merger consideration from cash on hand. To the Company’s knowledge, there are no arrangements, including any pledge by any person of securities of the Company or Parent, the operation of which may at a subsequent date result in a further change of control of the Company.

The information set forth in Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the effective time of the Merger, each of the Company’s seven directors (Mark S. Denomme, David T. Gulian, Manuel A. Henriquez, Melvin L. Keating, Roy Liu, Thomas C. Lynch and Thomas O. Miller) ceased to be directors of the Company.

At the effective time of the Merger, David T. Gulian shall continue to serve as the Chief Executive Officer of the Company, John A. Roberts shall continue to serve as the Chief Financial Officer of the Company, and Eric N. Rubino shall continue to serve as the Chief Operating Officer of the Company. All other named executive officers of the Company will no longer be officers of the Company at the effective time of the Merger.

5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the effective time of the Merger, the certificate of incorporation of the Company was amended and restated in its entirety. A copy of the Certificate of Merger effecting the amendment and restatement of the Company’s certificate of incorporation is attached as Exhibit 3.1 and incorporated herein by reference.

Pursuant to the Merger Agreement, at the effective time of the Merger, the bylaws of the Company were amended and restated in their entirety. The amended and restated bylaws of the Company are attached as Exhibit 3.2 and incorporated herein by reference.

9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Certificate of Merger

3.2	Amended and Restated Bylaws of InfoLogix, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOLOGIX, INC.

Date: January 18, 2011	By:	/s/ DAVID GULIAN
David Gulian
Chief Executive Officer